UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 8, 2025

Arrive AI Inc.

(Exact Name of Registrant as Specified in Charter)

001-42645

(Commission File Number)

Delaware	85-0935006
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

12175 Visionary Way

Fishers, Indiana 46038

(Address of principal executive offices, with zip code)

(463) 270-0092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On September 8, 2025, Arrive AI Inc. (the “Company”) issued a press release. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01. Other Events

On September 8, 2025, the Board of Directors of the Company approved a share repurchase program of up to $10 million of the Company’s common stock, par value $0.0002 per share, from September 8, 2025 through March 31, 2026. Repurchases may be made from time to time in the open market, through privately negotiated transactions, or under Rule 10b5-1 trading plans, in each case in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and subject to market conditions and other factors, including customary blackout periods. The program may be modified, suspended, or terminated at any time at the Company’s discretion. The timing and actual number of shares repurchased, if any, will depend on a variety of factors, including price, liquidity, and alternative uses of capital.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release by Arrive AI, Inc. dated September 8, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIVE AI, INC.

Date: September 10, 2025	By:	/s/ Daniel S. O’Toole
Daniel S. O’Toole
Chief Executive Officer

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